UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 25, 2024

Right On Brands, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	45-1994478
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

6501 Dalrock Rd., Ste. 100, Rowlett, Texas 75089

(Address of principal executive offices)

(214) 299-9528

(Issuer’s telephone number)

______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c)

SECTION 1- Registrant’s Business and Operations

Item 1.01 Entry into a material agreement

The company has entered in to an agreement with Langer Direct International (LDI), for a Retail & Wholesale Distribution Agreement for distribution of most all Langer Juice Products. www.langerdirectinternational.com . These products will be available to all Endo Locations. LDI is to furnish refrigerators in all Endo Locations. LDI also has the rights to open Their own Endo stores in Nevada and California. LDI will allocate ten (10) acres of Langer farms (600) acre “Hemp Farm” located in Bakersfield California exclusively for cultivation & production of Endo branded products. The company is negotiating on a separate agreement to produce the new Endo THC lemonade.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Right on Brands, Inc.

Date: July 25, 2024	By:	/s/ Roy Hammonds
Roy Hammonds
CEO

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